UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 26, 2011

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:  (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On April 26, 2011, Rollins, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”).  At the meeting, the following matters were submitted to a vote of the stockholders:

1. Election of Directors.

Election of Class I Directors	For	Withheld	Broker Non-Votes
R. Randall Rollins	120,479,568	15,420,083	3,196,312
James B. Williams	125,198,177	10,701,474	3,196,312

Each director nominee was duly elected to serve until the Annual Meeting of Stockholders in 2014 or until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement.

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

For	138,504,980
Against	530,429
Abstain	59,362
Broker Non-Votes	1,192

Shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2011.

3.  To amend the Certificate of Incorporation of the Company to increase the number of authorized shares of capital stock of 250,500,000 shares.

For	137,947,175
Against	1,012,390
Abstain	135,207
Broker Non-Votes	1,191

4.  To vote on a nonbinding resolution regarding executive compensation.

For	126,528,262
Against	1,333,093
Abstain	8,038,295
Broker Non-Votes	3,196,313

5. To vote on the frequency of nonbinding stockholders votes to approve executive compensation.

1 year	23,640,204
2 years	1,182,723
3 years	102,912,724
Abstain	2,521,896
Broker Non-Votes	8,838,416

Based on these results and consistent with the Company’s recommendation, the Company has determined to hold a non-binding advisory vote on executive compensation once every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: April 27, 2011	By:	/s/ Harry J. Cynkus
	Name:	Harry J. Cynkus
	Title:	Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)